Exhibit 99.1

SupportSoft Announces Preliminary First Quarter 2006 Results

Redwood City, CA, April 4, 2006 – SupportSoft, Inc. (Nasdaq: SPRT), a leading provider of Real-Time Service Management (RTSM™) software, today announced preliminary financial results for the quarter ended March 31, 2006. While SupportSoft has not provided financial guidance for the first quarter of 2006, the Company previously announced that first quarter revenues would be sequentially lower due to seasonal factors. The Company expects total revenues for the first quarter 2006 to be approximately $8 million and positive cash flow of approximately $3 million.

SupportSoft believes its business was significantly affected by a few sizeable license transactions that were not completed by quarter end and by the recently announced transition in the Company’s leadership, among other factors. The Company will provide additional information for its first quarter results and fiscal 2006 as a part of its quarterly conference call.

SupportSoft continues to believe that it is well positioned long term given the Company’s product strength, cash position of approximately $124 million, market opportunity, and confidence that blue chip customers have in the value of its solutions.

SupportSoft plans to announce its first quarter results on Thursday, April 27, 2006, after the close of the market and will host an investor conference call and webcast to discuss these results starting at 2:00 p.m. PDT on that day. The live and archived webcast of the call will be available on the Investor Relations section of the Company’s web site at www.supportsoft.com/investors.

All statements relating to the Company’s first quarter financial performance contained in this release are preliminary and may change based on the Company’s management and independent auditors completion of customary quarterly closing and review procedures.

About SupportSoft

SupportSoft is a leading provider of Real-Time Service Management (RTSM™) software designed to automatically resolve IT technical problems for enterprises and enable triple play support automation for VoIP, video or broadband delivery by service providers to their customers. Digital service providers benefiting from SupportSoft solutions include Belgacom, BellSouth, Charter Communications, Comcast Communications, Cox Communications, Time Warner, TeliaSonera and UPC. Enterprises that have licensed SupportSoft software for IT requirements include ADP, Bank of America, BT, Kimberly-Clark, Procter & Gamble, Sony, Symantec and Thomson Financial. Managed service providers that utilize the Company’s solutions to provide outsourced services to their enterprise customers include CGI, CompuCom, CSC and IBM Global Services. For more information visit http://www.supportsoft.com/.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These are statements that relate to future events and include, but are not limited to, the statement that provides an estimate as to the expected final calculation of the Company’s first quarter revenue and cash flow and the statements related to the Company’s long-term position and market opportunity. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those discussed in these forward-looking statements. These risks and uncertainties include, but are not limited to: SupportSoft’s management and independent auditors, upon completion of their customary quarterly closing and review procedures, concluding that the financial results for the first quarter fall below the estimate set forth in this press release or are otherwise different than the preliminary estimates provided herein, SupportSoft’s ability to achieve broad adoption and acceptance of its Real-Time Service Management products and services, its ability to compete successfully in the real-time service management market, diversion of management attention to leadership transition issues, SupportSoft’s ability to retain key employees, diversion of management attention to litigation matters or strategic matters, the ability of its software to operate with hardware and software platforms that are used by its customers now or in the future, the uncertain economic conditions in the United States and in international markets as well as other risks detailed from time to time in its SEC filings, including those described in the “Risk Factors” section in its Annual Report on Form 10-K. Statements included in this release are based upon information known to SupportSoft as of the date of this release, and SupportSoft assumes no obligation to update information contained in this press release.

Investor Contact:	Media Contact:
Scott Wilson	Jennifer Massaro
SupportSoft, Inc.	SupportSoft, Inc.
(650) 556-8515	(650) 556-8596
scott.wilson@supportsoft.com	jennifer.massaro@supportsoft.com